As filed with the Securities and Exchange Commission on June 25, 2021

Registration No. 333-257308

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO.2

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XPeng Inc.

(Exact name of Registrant as specified in its charter)

Cayman Islands	3711	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

No. 8 Songgang Road, Changxing Street

Cencun, Tianhe District, Guangzhou

Guangdong 510640

People’s Republic of China

+86-020-6680-6680

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, N.Y. 10168

+1-800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sarah P. Payne, Esq. Sullivan & Cromwell LLP 1870 Embarcadero Road Palo Alto, CA 94303 U.S.A. +1-650-461-5669	Ching-Yang Lin, Esq. Sullivan & Cromwell (Hong Kong) LLP 20th Floor, Alexandra House 18 Chater Road, Central Hong Kong +852-2826-8688	Calvin C. Lai, Esq. Freshfields Bruckhaus Deringer 55th Floor, One Island East Taikoo Place, Quarry Bay Hong Kong +852-2846-3400	Michael Levitt, Esq. Freshfields Bruckhaus Deringer U.S. LLP 601 Lexington Avenue New York, NY 10022 U.S.A. +1-212-277-4000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)(4)
Class A ordinary shares, par value US$0.00001 per share(5)	97,750,000	US$23.19	US$2,267,280,037.11	US$247,360.25

(1)

Includes 12,750,000 Class A ordinary shares offered to, among other things, cover the underwriters’ over-allocations. To facilitate the settlement of the over-allocations, J.P. Morgan Securities plc is expected to enter into a borrowing agreement with Quack Holding Limited. J.P. Morgan Securities plc may borrow up to 12,750,000 Class A ordinary shares from Quack Holding Limited.

(2)

Calculated based on an exchange rate of HK$7.7604 to US$1.00 as of June 11, 2021, as set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System. The proposed maximum offering price is HK$180.00 per Class A ordinary share.

(3)	Calculated in accordance with Rule 457(c) of the Securities Act of 1933, as amended.
(4)	Previously paid.
(5)

Includes all Class A ordinary shares in the Global Offering. Such Class A ordinary shares include those initially offered and sold within the United States, and those initially offered and sold outside the United States that may be resold from time to time within the United States. Offers and sales of Class A ordinary shares outside the United States are being made pursuant to applicable law. From time to time, such Class A ordinary shares may be represented by ADSs, issuable upon deposit of the Class A ordinary shares registered hereby, which have been registered under separate registration statements on Form F-6 dated August 21, 2020 (Registration No. 333-248098), December 8, 2020 (Registration No. 333-251204) and May 14, 2021 (Registration No. 333-256151).

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 is being filed solely for the purpose of filing an exhibit to this registration statement on Form F-1, or the Registration Statement, to update the filing status of such exhibit in Part II of the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page, filing status of such exhibit, and exhibit index of the Registration Statement. This Amendment No. 2 does not contain copies of the prospectus included in the Registration Statement, which remains unchanged from Amendment No. 1 to the Registration Statement, filed on June 24, 2021.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.	Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to the public interest, such as providing indemnification against civil fraud or the consequences of committing a crime. The registrant’s articles of association provide that each officer or director of the registrant shall be indemnified out of the assets of the registrant against any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor, or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part, or in which he or she is acquitted or in connection with any application in which relief is granted to him or her by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the registrant.

Under the form of indemnification agreements filed as Exhibit 10.1 to this registration statement, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

The form of international underwriting agreement filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Recent Sales of Unregistered Securities

We are incorporated as XPeng Inc. in December 2018 and has since then issued and sold the securities described below without registering the securities under the Securities Act. None of these transactions involved any underwriters’ underwriting discounts or commissions, or any public offering. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S or Rule 701 under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering. As we effected a share split on March 30, 2020, through which each one of the previously issued ordinary shares and preferred shares was split into 25 ordinary shares and preferred shares, respectively, the following share numbers have given effect to such share split.

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration in U.S. Dollars	Underwriting Discount and Commission
Simplicity Holding Limited	December 27, 2018	230,234,375 ordinary shares(1)	US$51,596,941.03	n/a

Efficiency Investment Limited	December 27, 2018	60,000,000 ordinary shares(1)	US$391,446.89	n/a

Quality Enterprises Limited	December 27, 2018	20,000,000 ordinary shares(1)	US$130,588.79	n/a

Success Sharing Development Holding Limited	December 27, 2018	137,202,575 ordinary shares(1)	US$522,168.80	n/a

XPD Holdings Limited	December 27, 2018	583,575 ordinary shares(1)	US$789,639.92	n/a

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration in U.S. Dollars	Underwriting Discount and Commission
Taobao China Holding Limited	September 12, 2019	50,540,875 Series A preferred shares	US$46,586,904.24	n/a

GGV (Xpeng) Limited	September 12, 2019	18,571,950 Series A1 preferred shares	US$19,090,909.00	n/a

Morningside TMT Holding IV Limited	September 12, 2019	14,639,425 Series A1 preferred shares	US$15,048,485.00	n/a

Matrix Partners China IV Hong Kong Limited	September 12, 2019	10,317,750 Series A1 preferred shares	US$10,606,051.00	n/a

Shunwei Top Venture Limited	September 12, 2019	2,947,925 Series A1 preferred shares	US$3,030,303.03	n/a

XPD Holdings Limited	September 12, 2019	583,575 Series A2 preferred shares(2)	US$789,639.92	n/a

Taobao China Holding Limited	September 12, 2019	54,709,700 Series B preferred shares	US$117,787,479.98	n/a

GGV (Xpeng) Limited	September 12, 2019	4,376,775 Series B preferred shares	US$9,375,000.00	n/a

Morningside TMT Holding IV Limited	September 12, 2019	3,377,400 Series B preferred shares	US$7,234,375.00	n/a

Matrix Partners China IV Hong Kong Limited	September 12, 2019	2,917,850 Series B preferred shares	US$6,249,990.00	n/a

Markarian Investments Limited	September 12, 2019	14,589,250 Series B preferred shares	US$31,250,000.00	n/a

Simplicity Holding Limited	September 12, 2019	29,871,475 Series B1 preferred shares	US$94,487,730.81	n/a

GGV (Xpeng) Limited	September 12, 2019	7,148,750 Series B1 preferred shares	US$22,595,040.30	n/a

Morningside TMT Holding IV Limited	September 12, 2019	12,556,625 Series B1 preferred shares	US$39,645,090.61	n/a

Morningside Special IV Hong Kong Limited	September 12, 2019	7,287,250 Series B1 preferred shares	US$23,182,070.70	n/a

Matrix Partners China IV Hong Kong Limited	September 12, 2019	2,297,800 Series B1 preferred shares	US$7,285,332.53	n/a

Xenon Investment Limited	September 12, 2019	21,387,275 Series B1 preferred shares	US$67,550,819.37	n/a

Sino EV Limited	September 12, 2019	2,297,800 Series B1 preferred shares	US$7,257,526.05	n/a

Magical Star Project Company Limited	September 12, 2019	2,665,450 Series B1 preferred shares	US$8,554,319.93	n/a

Proficient Development Project Company Limited	September 12, 2019	1,571,700 Series B1 preferred shares	US$5,044,098.99	n/a

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration in U.S. Dollars	Underwriting Discount and Commission

CK Investment Holdings Limited	September 12, 2019	358,450 Series B1 preferred shares	US$1,156,005.01	n/a

HH XP (HK) Holdings Limited	September 12, 2019	2,297,800 Series B1 preferred shares	US$7,285,337.53	n/a

Robert S Bao	September 12, 2019	919,125 Series B1 preferred shares	US$2,914,135.01	n/a

Taobao China Holding Limited	September 12, 2019	18,382,450 Series B1 preferred shares	US$57,965,973.97	n/a

Simplicity Holding Limited	September 12, 2019	7,033,275 Series B2 preferred shares	US$25,584,370.19	n/a

GGV (Xpeng) Limited	September 12, 2019	1,776,075 Series B2 preferred shares	US$6,455,725.91	n/a

Xenon Investment Limited	September 12, 2019	3,381,375 Series B2 preferred shares	US$12,281,967.23	n/a

KTB China Synergy Fund	September 12, 2019	1,298,750 Series B2 preferred shares	US$4,710,964.00	n/a

KTB AI Limited Partnership	September 12, 2019	2,697,425 Series B2 preferred shares	US$10,049,577.92	n/a

Sino EV Limited	September 12, 2019	559,475 Series B2 preferred shares	US$2,032,107.30	n/a

Luminous Ace Limited	September 12, 2019	783,250 Series B2 preferred shares	US$2,885,000.00	n/a

Truly Magnetic Project Company Limited	September 12, 2019	1,214,850 Series B2 preferred shares	US$4,483,643.55	n/a

HH XP (HK) Holdings Limited	September 12, 2019	1,998,100 Series B2 preferred shares	US$7,285,337.53	n/a

Taobao China Holding Limited	September 12, 2019	5,394,850 Series B2 preferred shares	US$19,563,516.22	n/a

PV Xenon Investment II Limited	December 2, 2019	10,612,100 Series C preferred shares	US$40,000,000.00	n/a

Fast Pace Limited	December 2, 2019	13,265,100 Series C preferred shares	US$50,000,000.00	n/a

Simplicity Holding Limited	December 2, 2019	43,642,225 Series C preferred shares	US$164,500,000.00	n/a

GGV (Xpeng) Limited	December 2, 2019	3,183,625 Series C preferred shares	US$12,000,000.00	n/a

Matrix Partners China IV Hong Kong Limited	December 2, 2019	1,326,500 Series C preferred shares	US$5,000,000.00	n/a

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration in U.S. Dollars	Underwriting Discount and Commission

Shunwei Top Venture Limited	December 2, 2019	397,950 Series C preferred shares	US$1,500,000.00	n/a

Golden Eagle (Asia) Investment Limited	December 2, 2019	2,653,025 Series C preferred shares	US$10,000,000.00	n/a

Duowan Entertainment Corp.	December 2, 2019	1,326,500 Series C preferred shares	US$5,000,000.00	n/a

Evolution Special Opportunity Fund I, L.P.	December 2, 2019	2,306,975 Series C preferred shares	US$8,695,652.00	n/a

Evolution Fund I Co- investment, L.P.	December 2, 2019	346,050 Series C preferred shares	US$1,304,348.00	n/a

Bryan White	December 2, 2019	265,300 Series C preferred shares	US$1,000,000.00	n/a

Markarian Investments Limited	December 2, 2019	265,300 Series C preferred shares	US$1,000,000.00	n/a

Pacific Rays Limited	April 10, 2020	26,137,425 Series C preferred shares(3)	US$98,519,394.25	n/a

Shanghai Cheyou Enterprise Management Partnership (Limited Partnership)	April 24, 2020	15,753,000 Class A ordinary shares and 27,567,750 Series A preferred shares(4)	US$25,531,932.02	n/a

Shanghai Yuanxin Enterprise Management Partnership (Limited Partnership)	April 24, 2020	8,935,900 Series B1 preferred shares and 2,220,100 Series B2 preferred shares(4)	US$36,034,997.19	n/a

CX TMT Holding IV Limited	April 24, 2020	3,932,550 Series A1 preferred shares, 999,350 Series B preferred shares, 5,432,025 Series B1 preferred shares and 999,050 Series B2 preferred shares(4)	US$27,032,426.33	n/a

Pacific Rays Limited	April 24, 2020	14,739,650 Series A1 preferred shares and 36,473,100 Series B preferred shares(4)	US$95,379,531.89	n/a

Zhuhai Guangkong Zhongying Industrial Investment Fund Partnership (Limited Partnership)	April 24, 2020	2,653,125 Series A1 preferred shares(4)	US$ 2,848,416.76	n/a

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration in U.S. Dollars	Underwriting Discount and Commission

Shanghai Jihe Enterprise Management Consulting Partnership (Limited Partnership)	April 24, 2020	2,917,850 Series A2 preferred shares, 729,450 Series B preferred shares, 919,125 Series B1 preferred shares and 3,996,200 Series B2 preferred shares(4)	US$22,830,179.38	n/a

Shanghai Guangyi Investment Management Center (Limited Partnership)	April 24, 2020	2,334,275 Series A2 preferred shares(4)	US$ 3,162,255.32	n/a

Speed Up Holdings Limited	April 24, 2020	2,334,275 Series A2 preferred shares and 459,550 Series B1 preferred shares(4)	US$4,602,990.67	n/a

Shanghai Huiyu Enterprise Management Partnership (Limited Partnership)	April 24, 2020	7,294,625 Series B preferred shares(4)	US$ 15,914,950.50	n/a

XP Management Limited	April 24, 2020	13,130,325 Series B preferred shares(4)	US$28,611,848.48	n/a

Yincheng Investment Limited	April 24, 2020	3,888,600 Series B1 preferred shares and 614,800 Series B2 preferred shares(4)	US$14,418,155.34	n/a

Ningbo Dingpeng Equity Investment Partnership (Limited Partnership)	April 24, 2020	4,595,600 Series B1 preferred shares and 1,998,100 Series B2 preferred shares(4)	US$21,659,089.41	n/a

Shanghai Yuanxin Enterprise Management Partnership (Limited Partnership)	May 11, 2020	795,907 Series C preferred shares(3)	US$3,000,000.00	n/a

Hongdi Brian Gu	May 26, 2020	318,363 Series C preferred shares	US$1,200,000.00	n/a

Quack Holding Limited	June 28, 2020	17,643,400 Class A ordinary shares(5)	US$176.44	n/a

Like Minded Enterprise Limited	June 28, 2020	15,760,000 Class A ordinary shares(5)	US$157.60	n/a

Xpeng Fortune Holdings Limited	June 28, 2020	33,349,070 Class A ordinary shares(5)	US$333.49	n/a

Respect Holding Limited	June 28, 2020	21,000,000 Class B ordinary shares(5)	US$210.00	n/a

Aspex Master Fund	July 22, 2020	20,758,851 Series C preferred shares	US$90,000,000.00	n/a

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration in U.S. Dollars	Underwriting Discount and Commission

Coatue PE Asia 33 LLC	July 22, 2020	20,758,851 Series C preferred shares	US$90,000,000.00	n/a

HH XP (HK) Holdings Limited	July 22, 2020	16,145,773 Series C preferred shares	US$70,000,000.00	n/a

SCC Growth VI Holdco E, Ltd.	July 22, 2020	16,145,773 Series C preferred shares	US$70,000,000.00	n/a

Hel Ved Master Fund	July 22, 2020	2,306,539 Series C preferred shares	US$10,000,000.00	n/a

Matrix Partners China IV Hong Kong Limited	July 24, 2020	4,613,078 Series C preferred shares	US$20,000,000.00	n/a

Anatole Partners Master Fund, L.P.	July 24, 2020	3,010,034 Series C preferred shares	US$13,050,000.00	n/a

Anatole Partners Enhanced Master Fund, L.P.	July 24, 2020	449,775 Series C preferred shares	US$1,950,000.00	n/a

Tairen Alpha Fund Limited	July 24, 2020	3,459,809 Series C preferred shares	US$15,000,000.00	n/a

3W Global Fund	July 24, 2020	3,459,809 Series C preferred shares	US$15,000,000.00	n/a

ZWC XP Investments Limited	July 24, 2020	3,459,809 Series C preferred shares	US$15,000,000.00	n/a

CloudAlpha Master Fund	July 24, 2020	2,306,539 Series C preferred shares	US$10,000,000.00	n/a

Summer Rocket Holdings Limited	July 24, 2020	2,306,539 Series C preferred shares	US$10,000,000.00	n/a

Grand Horizon Plus Investment Limited	July 24, 2020	2,306,539 Series C preferred shares	US$10,000,000.00	n/a

Azure Kingfisher Limited	July 24, 2020	2,306,539 Series C preferred shares	US$10,000,000.00	n/a

Pine Summit International Limited	July 24, 2020	1,153,270 Series C preferred shares	US$5,000,000.00	n/a

Neumann Capital	July 24, 2020	1,153,270 Series C preferred shares	US$5,000,000.00	n/a

Shengyu Ventures Limited	July 24, 2020	461,308 Series C preferred shares	US$2,000,000.00	n/a

Luminous Time Limited	July 24, 2020	461,308 Series C preferred shares	US$2,000,000.00	n/a

Cheung Shun Ching	July 24, 2020	461,308 Series C preferred shares	US$2,000,000.00	n/a

Celestial Dragon Holdings Limited	July 24, 2020	461,308 Series C preferred shares	US$2,000,000.00	n/a

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration in U.S. Dollars	Underwriting Discount and Commission

Robert S Bao	July 24, 2020	230,654 Series C preferred shares	US$1,000,000.00	n/a

Ampere Partners Holding Limited	July 24, 2020	230,654 Series C preferred shares	US$1,000,000.00	n/a

Credit Suisse AG, Singapore Branch	July 24, 2020	3,459,809 Series C preferred shares	US$15,000,000.00	n/a

Al-Rayyan Holding LLC	July 29, 2020	23,065,390 Series C preferred shares	US$100,000,000.00	n/a

Taobao China Holding Limited	August 6, 2020	49,590,589 Series C preferred shares	US$215,000,000.00	n/a

Aerospace Holding Company LLC	August 6, 2020	23,065,390 Series C preferred shares	US$100,000,000.00	n/a

Quack Holding Limited	August 6, 2020	14,850,560 Class A ordinary shares(6)	US$148.50	n/a

XPeng Fortune Holdings Limited	August 6, 2020	9,695,210 Class A ordinary shares	US$96.95	n/a

Dazzling Mount Holdings Limited	August 6, 2020	3,501,425 Series A2 preferred shares and 1,922,624 Series B preferred shares(4)	US$8,059,249.80	n/a

Simplicity Holding Limited	August 6, 2020	16,926,907 Series B preferred shares(4)	US$33,183,603.35	n/a

Efficiency Investment Limited	August 6, 2020	1,137,879 Series B preferred shares(4)	US$2,230,703.89	n/a

Hongdi Brian Gu	August 6, 2020	1,896,465 Series B preferred shares(4)	US$3,717,839.82	n/a

(1)

As part of the Registrant’s reorganization, on June 14, 2019, the Registrant redeemed a certain number of ordinary shares from the investor, while later on August 8, 2019, the Registrant issued the same number of ordinary shares back to such investor.

(2)

As part of the Registrant’s reorganization, the Registrant redeemed 23,343 ordinary shares from XPD Holdings Limited, and re-designated and re-classified such ordinary shares into the same number of Series A-2 preferred shares.

(3)

Consideration for such shares was initially paid to Chengxing Zhidong in the form of interest-free loans denominated in RMB. After the relevant shareholder completes the regulatory registrations for overseas investment, Chengxing Zhidong will repay the loan, and the shareholder will pay the equivalent amount to XPeng Inc. in U.S. dollars.

(4)	Shares purchased pursuant to warrants granted on September 12, 2019.
(5)	Shares issued in connection with the restructuring of Success Sharing.
(6)	Shares issued pursuant to the RSUs granted to Hongdi Brian Gu.

In June 2020, XPeng Inc. adopted a share incentive plan, or the Plan allows us to grant options, restricted shares, RSUs and other equity awards to our employees, directors and consultants. As of June 18, 2021, 43,218,456 RSUs were outstanding, and shares underlying 13,550,190 of such RSUs were held by XPeng Fortune Holdings Limited, which has been established for our share incentive plan.

Item 8.	Exhibits and Financial Statement Schedules

(a)	Exhibits

See Exhibit Index beginning on page II-7 of this Registration Statement.

(b)	Financial Statement Schedules.

All supplement schedules are omitted because of the absence of conditions under which they are required or because the information is shown in the financial statements or notes thereto.

Item 9.	Undertakings

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the international underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant under the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1*	Form of International Underwriting Agreement

3.1	Seventh Amended and Restate Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form F-1 (File No. 333-242283), as amended, initially filed with the Securities and Exchange Commission on August 21, 2020)

4.1**	Registrant’s Form of Class A Ordinary Share Certificate

4.2	Form of Deposit Agreement among the Registrant, Citibank, N.A., as depositary, and the holders and beneficial owners of ADSs issued thereunder (incorporated herein by reference to Exhibit (a) to the Registration Statement on Form F-6 (Registration No. 333-248098), initially filed with the Securities and Exchange Commission on August 21, 2020)

4.3	Form of American Depositary Receipt evidencing American Depositary Shares (included in Exhibit 4.2)

4.4	Fourth Amended and Restated Shareholders Agreement, dated June 28, 2020 (incorporated herein by reference to Exhibit 4.4 to the registration statement on Form F-1 (File No. 333-242283), as amended, initially filed with the Securities and Exchange Commission on August 7, 2020)

4.5	Supplemental Agreement to the Fourth Amended and Restated Shareholders Agreement, dated August 5, 2020 (incorporated herein by reference to Exhibit 4.5 to the registration statement on Form F-1 (File No. 333-242283), as amended, initially filed with the Securities and Exchange Commission on August 7, 2020)

4.6	Registration Right Agreement, dated August 20, 2020 (incorporated herein by reference to Exhibit 4.6 to the registration statement on Form F-1 (File No. 333-242283), as amended, initially filed with the Securities and Exchange Commission on August 21, 2020)

5.1**	Opinion of Harney Westwood & Riegels regarding the validity of the ordinary shares being registered

10.1	Form of Indemnification Agreement between the Registrant and its directors and executive officers (incorporated herein by reference to Exhibit 10.1 to the registration statement on Form F-1 (File No. 333-242283), as amended, initially filed with the Securities and Exchange Commission on August 21, 2020)

10.2	Form of Employment Agreement between the Registrant and its executive officers based in the PRC (incorporated herein by reference to Exhibit 10.2 to the registration statement on Form F-1 (File No. 333-242283), as amended, initially filed with the Securities and Exchange Commission on August 21, 2020)

10.3	English translation of Equity Interest Pledge Agreement by and among Xiaopeng Technology, Zhipeng IoV and shareholders of Zhipeng IoV, dated May 28, 2018 (incorporated herein by reference to Exhibit 10.3 to the registration statement on Form F-1 (File No. 333-242283), as amended, initially filed with the Securities and Exchange Commission on August 11, 2020)

10.4	English translation of Power of Attorney by and among Xiaopeng Technology, Zhipeng IoV and shareholders of Zhipeng IoV, dated May 28, 2018 (incorporated herein by reference to Exhibit 10.4 to the registration statement on Form F-1 (File No. 333-242283), as amended, initially filed with the Securities and Exchange Commission on August 11, 2020)

Exhibit No.	Description of Exhibit

10.5	English translation of Loan Agreement by and among Xiaopeng Technology and shareholders of Zhipeng IoV, dated May 28, 2018 (incorporated herein by reference to Exhibit 10.5 to the registration statement on Form F-1 (File No. 333-242283), as amended, initially filed with the Securities and Exchange Commission on August 11, 2020)

10.6	English translation of Exclusive Service Agreement between Xiaopeng Technology and Zhipeng IoV, dated May 28, 2018 (incorporated herein by reference to Exhibit 10.6 to the registration statement on Form F-1 (File No. 333-242283), as amended, initially filed with the Securities and Exchange Commission on August 7, 2020)

10.7	English translation of Exclusive Option Agreement by and among Xiaopeng Technology, Zhipeng IoV and shareholders of Zhipeng IoV, dated May 28, 2018 (incorporated herein by reference to Exhibit 10.7 to the registration statement on Form F-1 (File No. 333-242283), as amended, initially filed with the Securities and Exchange Commission on August 11, 2020)

10.8	English translation of Equity Interest Pledge Agreement by and among Xiaopeng Chuxing, Yidian Chuxing and shareholders of Yidian Chuxing, dated May 28, 2018 (incorporated herein by reference to Exhibit 10.8 to the registration statement on Form F-1 (File No. 333-242283), as amended, initially filed with the Securities and Exchange Commission on August 11, 2020)

10.9	English translation of Power of Attorney by and among Xiaopeng Chuxing, Yidian Chuxing and shareholders of Yidian Chuxing, dated May 28, 2018 (incorporated herein by reference to Exhibit 10.9 to the registration statement on Form F-1 (File No. 333-242283), as amended, initially filed with the Securities and Exchange Commission on August 11, 2020)

10.10	English translation of Loan Agreement by and among Xiaopeng Chuxing and shareholders of Yidian Chuxing, dated May 28, 2018 (incorporated herein by reference to Exhibit 10.10 to the registration statement on Form F-1 (File No. 333-242283), as amended, initially filed with the Securities and Exchange Commission on August 11, 2020)

10.11	English translation of Exclusive Service Agreement between Xiaopeng Chuxing and Yidian Chuxing, dated May 28, 2018 (incorporated herein by reference to Exhibit 10.11 to the registration statement on Form F-1 (File No. 333-242283), as amended, initially filed with the Securities and Exchange Commission on August 7, 2020)

10.12	English translation of Exclusive Option Agreement by and among Xiaopeng Chuxing, Yidian Chuxing and shareholders of Yidian Chuxing, dated May 28, 2018 (incorporated herein by reference to Exhibit 10.12 to the registration statement on Form F-1 (File No. 333-242283), as amended, initially filed with the Securities and Exchange Commission on August 11, 2020)

10.13	English translation of Loan Agreement, between Zhaoqing High-Tech Industry Development Zone Construction Investment and Development Co., Limited and Chengxing Zhidong, dated May 27, 2017 (incorporated herein by reference to Exhibit 10.13 to the registration statement on Form F-1 (File No. 333-242283), as amended, initially filed with the Securities and Exchange Commission on August 7, 2020)

10.14	English translation of Amendment No. 1 to the Loan Agreement, by and among Zhaoqing High-Tech Industry Development Zone Construction Investment and Development Co., Limited, Chengxing Zhidong and Zhaoqing Xiaopeng Automobile Co., Ltd., dated August 25, 2017 (incorporated herein by reference to Exhibit 10.14 to the registration statement on Form F-1 (File No. 333-242283), as amended, initially filed with the Securities and Exchange Commission on August 7, 2020)

10.15†	English translation of Xiaopeng Brand Vehicle Cooperative Manufacturing Agreement, between Xiaopeng Technology and Haima Automobile Co., Ltd., dated March 31, 2017 (incorporated herein by reference to Exhibit 10.15 to the registration statement on Form F-1 (File No. 333-242283), as amended, initially filed with the Securities and Exchange Commission on August 11, 2020)

Exhibit No.	Description of Exhibit

10.16†	English translation of Xiaopeng Brand Vehicle Distribution Agreement, between Xiaopeng Technology and Haima Automobile Co., Ltd., dated March 31, 2017 (incorporated herein by reference to Exhibit 10.16 to the registration statement on Form F-1 (File No. 333-242283), as amended, initially filed with the Securities and Exchange Commission on August 11, 2020)

10.17	Amended and Restated 2019 Share Incentive Plan (incorporated herein by reference to Exhibit 10.17 to the registration statement on Form F-1 (File No. 333-242283), as amended, initially filed with the Securities and Exchange Commission on August 21, 2020)

10.18	Form of Employment Agreement between the Registrant and its executive officers based in the United States (incorporated herein by reference to Exhibit 10.18 to the registration statement on Form F-1 (File No. 333-242283), as amended, initially filed with the Securities and Exchange Commission on August 21, 2020)

10.19	Form of Employment Agreement between the Registrant and its executive officers based in Hong Kong (incorporated herein by reference to Exhibit 10.19 to the registration statement on Form F-1 (File No. 333-242283), as amended, initially filed with the Securities and Exchange Commission on August 21, 2020)

10.20	English translation of Cooperation Agreement, dated September 28, 2020, between Guangdong Xiaopeng Motors Technology Co., Ltd. and Guangzhou GET Investment Holdings Co., Ltd. (incorporated herein by reference to Exhibit 99.2 to the report on Form 6-K (File No. 001-39466), as amended, initially filed with the Securities and Exchange Commission on September 28, 2020)

10.21	English translation of Capital Increase Agreement, dated March 12, 2021, by and among Guangzhou Chengxingzhidong Automotive Technology Co., Ltd., Guangdong Xiaopeng Motors Technology Co., Ltd., Guangdong Xiaopeng Automotive Industry Holding Co., Ltd. and Guangdong Yuecai Industrial Investment Fund Partnership Enterprise (Limited Partnership), incorporated herein by reference to Exhibit 4.21 to the report on Form 20-F (File No. 001-39466), as amended, initially filed with the Securities and Exchange Commission on April 16, 2021)

10.22†	English translation of Investment Agreement, dated April 8, 2021, between Administrative Committee of Wuhan Economic & Technological Development Zone and Guangdong Xiaopeng Motors Technology Co., Ltd., incorporated herein by reference to Exhibit 4.22 to the report on Form 20-F (File No. 001-39466), as amended, initially filed with the Securities and Exchange Commission on April 16, 2021)

10.23**	English translation of Supplemental Agreement to the Exclusive Option Agreement, the Equity Interest Pledge Agreement, the Exclusive Service Agreement, the Power of Attorney and the Loan Agreement, dated April 20, 2021, among Xiaopeng Technology, Zhipeng IoV, and shareholders of Zhipeng IoV

10.24**	English translation of supplemental agreement to the Exclusive Option Agreement, the Equity Interest Pledge Agreement, the Exclusive Service Agreement, the Power of Attorney and the Loan Agreement, dated April 20, 2021, among Xiaopeng Chuxing, Yidian Chuxing, and shareholders of Yidian Chuxing

21.1**	Subsidiaries of Registrant

23.1**	Consent of PricewaterhouseCoopers Zhong Tian LLP

23.2**	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)

23.3**	Consent of Fangda Partners (included in Exhibit 99.2)

23.4**	Consent of IHS Global Inc.

Exhibit No.	Description of Exhibit

24.1**	Powers of Attorney (included on the signature page in Part II of this Registration Statement)

99.1	Code of Business Conduct and Ethics of the Registrant (incorporated herein by reference to Exhibit 99.1 to the registration statement on Form F-1 (File No. 333-242283), as amended, initially filed with the Securities and Exchange Commission on August 21, 2020)

99.2**	Opinion of Fangda Partners regarding certain PRC law matters

101.INS**	XBRL Instance Document

101.SCH**	XBRL Taxonomy Extension Schema Document

101.CAL**	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF**	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB**	XBRL Taxonomy Extension Labels Linkbase Document

101.PRE**	XBRL Taxonomy Extension Presentation Linkbase Document

*	Filed herewith.
**	Previously filed.
†	Portions of this exhibit have been omitted in accordance with Item 601(b)(10) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Guangdong, China on June 25, 2021.

XPENG INC.

By:	/s/ Xiaopeng He
	Name:	Xiaopeng He
	Title:	Chairman and Chief Executive Officer

Signature	Capacity	Date

/s/ Xiaopeng He	Chairman and Chief Executive Officer (principal executive officer)	June 25, 2021
Xiaopeng He

/s/ Heng Xia	Director and President	June 25, 2021
Heng Xia

/s/ Hongdi Brian Gu	Vice Chairman and President	June 25, 2021
Hongdi Brian Gu

*	Director and Senior Vice President	June 25, 2021
Tao He

*	Director	June 25, 2021
Jun Chen

*	Director	June 25, 2021
Qin Liu

*	Director	June 25, 2021
Ji-Xun Foo

*	Director	June 25, 2021
Fei Yang

*	Director	June 25, 2021
Donghao Yang

*	Vice President of Finance and Accounting (principal financial and accounting officer)	June 25, 2021
Hsueh-Ching Lu

*By:	/s/ Xiaopeng He
	Name:	Xiaopeng He
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of XPeng Inc. has signed this registration statement or amendment thereto in New York on June 25, 2021.

US Authorized Representative Cogency Global Inc.
By:	/s/ Colleen A. De Vries

Name: Colleen A. De Vries
Title: Senior Vice President